Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (the "Agreement") is entered into this 23rd day of September, 2000, by and between PREMIER LASER SYSTEMS, INC., a California corporation (the "Seller") and SURGILIGHT, INC., a Delaware corporation (the "Buyer").

     RECITALS

     WHEREAS, Seller is a debtor in a Chapter 11 proceeding in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"); and,

     WHEREAS, Seller desires to sell and Buyer desires to buy the business and related assets of the Centauri Ophthalmic Laser System product line of Seller on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and intending to be legally bound, the parties agree as follows:

     1. Purchase of Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, convey and transfer and Buyer shall purchase, acquire and accept from Seller all right, title and interest in the following assets:

     (a) 150 Completed Er:YAG Laser Systems currently in Seller's inventory (the "Product Sets").

     (b) raw materials and work in process sufficient to complete a minimum of 51% of 200 additional Product Sets.

     (c) Seller's entire inventory of Touch Tips.

     (d) Seller's entire inventory of fiber optic cables.

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     (e) those Patents listed in Exhibit "B" hereto.

     (f) Those 510K regulatory submissions described as Er:YAG Ophthalmology K904630 and Er:YAG Anterior Capsulotomy K905141, and all clinical studies and records related thereto.

     2. Seller's Disclaimer. Seller expressly disclaims and negates any representation or warranty, whether expressed or implied, relating to the condition of the acquired assets (including but not limited to any warranty of merchantability, of fitness for a particular purpose, or of conformity to models or samples of materials), it being the intention of Seller and Buyer that the Assets be conveyed "as is, where at" in their present condition and state or repair.

     3. Purchase Price. In consideration for Buyer's purchase of the assets of Seller, Buyer shall pay to Seller the total sum of $3,725,000.00 as follows:

     (a) Cash at Closing in the amount of $500,000 (of which $100,000.00 will come from Buyer's deposit); and,

     (b) A Purchase Note for an additional $3,225,000, payable as follows:

     (i) $1,000,000.00 on December 15, 2000, (ii) $1,000,000.00 on January 15,
2001, (iii) $725,000.00 on February 15, 2001, and (iv) $500,000.00 on February
28, 2001.

     Provided, however, if Seller delivers less than 1000 fiber optic cables to Buyer at Closing then the Purchase Price will be reduced by an amount equal to $400.00 multiplied by the number of fiber optic cables less than 1000 and such reduction in the Purchase Price shall reduce the initial cash at closing amount.

     4. Security. Pursuant to a Pledge and Security Agreement attached hereto as Exhibit "A", the Purchase Note will be secured by (a) freely tradable shares of Buyer's common stock that will have a value of $3,000,000.00; and, (b) the

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assets. The number of shares of Buyer's common stock to be issued to Premier as security will be determined based on the average closing price of a share of Buyer's common stock for the five (5) business days immediately proceeding the date of Closing.

     5. Seller Option. Seller shall have the option to sell and the Buyer the obligation to buy an additional ten (10) Product Sets at a fixed price of $50,000.00. Seller must exercise this option by giving written notice to Buyer on or before March 1, 2001 or the option shall expire and have not further legal effect. In the event Seller exercises this option, Buyer's payment shall be due on March 1, 2001.

     6. Assignment and License of Patents. Seller shall provide to Buyer at Closing

     (a) an Assignment of those patents of Seller relating solely to ophthalmic devices and/or methods, as listed in Exhibit "B", attached hereto.

     (b) a world-wide, irrevocable, transferable, Exclusive License (with right to sublicense) under the patents listed in Exhibit "C" attached hereto, limited solely to the ophthalmic field, to make, have made, use, offer for sale, sell, and import ophthalmic products or ophthalmic services.

     The above Assignment and Exclusive License shall be in the form and on the conditions set forth in Exhibit "D", attached hereto, entitled Patent Assignment and License Agreement"

     7. Bankruptcy Court Approval. Seller agrees that upon execution of this Agreement by the parties hereto, Seller shall prepare and file a motion with the Bankruptcy Court seeking, approval of this Agreement, including the following terms and conditions relating to the submission of bids ("Overbids") for the Assets to be sold hereunder:

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          (a) Only persons or entities that comply with the following procedures will be deemed qualified bidders ("Qualified Bidders") at the hearing on the motion for approval of the sale of the Acquired Assets contemplated herein (the "Sale Hearing"). Buyer shall be deemed a Qualified Bidder at the Sale Hearing.

          (b) All Qualified Bidders must prequalify at least ten (10) days before the Sale Hearing. In order to prequalify, any person or entity intending to submit an Overbid must provide to Seller (i) sufficient evidence of the person or entity's ability to complete the transaction and (ii) a deposit of $100,000.00.

          (c) Any initial Overbid must be in a minimum amount of $4,000,000.00 (the "Initial Overbid"). Any Initial Overbid must be for the purchase of the Assets on substantially the same terms as set forth in this Agreement, must be all cash and must be closed within the timeframe required by this Agreement.

          (d) If a qualified Initial Overbid is received, bidding will continue at the Sale Hearing in increments of not less than $100,000.00 in value.

          (e) All Overbids must be for all, and not less than all, of the Assets.

          (f) If a sale of any of the Assets is consummated with a party other than Buyer, Seller shall, at the Closing of the transaction, (1) return Buyer's deposit in full, and (2) pay to Buyer a break-up fee equal to 2.5% of the total consideration for the purchase and sale.

     8. Closing. The Closing under this Agreement shall take place on or before October 18, 2000, or at such other time as mutually agreed upon by the parties.

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     9. Representations and Warranties.

     a. Title to Assets. Except as disclosed to Buyer, on the Closing Date, Seller represents and warrants that Seller will have good and transferable title to the Assets, free and clear of any lien, mortgage, charge, security interest, pledge or other encumbrance or other adverse claim or interest of any nature, other than the security interest to secure payment of the purchase price hereunder.

     b. Government Authorizations and Third Party Approvals Buyer and Seller represent and warrant that no authorizations or approvals of any governmental body or regulatory authority is required to be obtained by either of them in connection with the execution, delivery or performance of the Agreement, or, if so required, each has or will, prior to Closing, obtain such required authorizations or approvals. Seller and Buyer will obtain any and all necessary third party approvals that are required for each to obtain in connection with the execution, delivery or performance of this Agreement.

     c. Patents. Except as specifically disclosed to Buyer in writing, Seller represents and warrants that Seller owns, possesses, and has good title to the Patents listed in Exhibit "B" and Exhibit "C" hereto.

     d. Litigation. Except as specifically disclosed by Seller to Buyer in writing, Seller represents and warrants that there are no legal actions, suits, arbitrations, or other legal administrative or other governmental proceedings pending or threatened against the Seller, or the Assets, or business that could have a material adverse affect on the Assets; and that Seller is not aware of any facts that might result in any such action, suit, arbitration, or other proceeding.

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     10. Conditions Precedent to Closing. Unless waived, in whole or in part, in writing by parties, the obligations of each party under this Agreement are subject to and conditioned on the satisfaction, at or prior to the closing, of all of the terms and conditions of this Agreement to be complied with and performed by each party at or prior to the closing, and subject to the following conditions:

     a. Approval of this Agreement and the Letter Agreement to be filed under seal with the Bankruptcy Court dated September 23, 2000, by the Bankruptcy Court in Seller's Chapter 11 proceedings.

     b. All corporate and other proceedings and actions taken in connection with the transactions contemplated by this Agreement, and all certificates, agreements, instruments, and documents mentioned in this Agreement shall be satisfactory in form and substance to the parties and their counsel.

     c. The representations and warranties of parties in this Agreement shall be deemed to have been made again on the closing date and to be true and correct at that time.

     d. Approval of this Agreement and the transaction by the boards of directors of Seller and Buyer.

     11. Survival of Representations and Warranties. All statements of fact contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of Seller for information or reliance pursuant to this Agreement shall be deemed representations and warranties by Seller under this Agreement. All representations and warranties of the parties shall survive the closing.

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     12. Amendments and Waiver. This Agreement may be amended or modified at any time and in all respects, and any provision may be waived, by an instrument in writing executed by Buyer and Seller, or by either of them in case of a waiver.

     13. Assignment. Neither this Agreement nor any right created by this Agreement shall be assignable by either Seller (or its successors in interest) or Buyer without the prior written consent of the other, except for an assignment incident to a merger, consolidation, or reorganization of either party. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties and their successors, any rights or remedies under or by reason of this Agreement.

     14. Notices. Any notice, communication, request, reply, or advice ("notice") required or permitted to be given, made, or accepted by either party to the other under this Agreement must be in writing and may be given or be served by depositing it in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering it in person to the party. Notice deposited in the mail in the manner described in this paragraph shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as provided in this Agreement, be as follows:

     Buyer:  SURGILIGHT, INC.
             12001 Science Drive, Suite 140
             Orlando, Florida 32826

     Seller: PREMIER LASER SYSTEMS
             3 Morgan
             Irvine, CA 92618

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     42. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     43. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     44. Parties in Interest. All the terms and provisions of this Agreement shall be binding on and inure to the benefit of and be enforceable by Buyer and Seller, their heirs, executors, administrators, successors, and permitted assigns.

     45. Integrated Agreement. This Agreement constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth or provided for in this Agreement.

     46. Choice of Law. It is the intention of the parties that the laws of Florida shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     47. Attorney's Fees and Court Costs. If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

     48. Non-Waiver of Rights. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

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     49. Interpretation and Construction. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase, and sentence and other part hereof shall be given' its plain meaning, and that rules of interpretation or construction of agreements that would construe any ambiguity of any part hereof against the draftsman, by virtue of being the draftsman, shall not apply.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            PREMIER LASER SYSTEMS, INC.,
                                            a. California corporation


                                            By:  /s/  Michael J. Quinn
                                               -------------------------------
                                                      Michael J. Quinn
                                                      President & CEO


                                            SURGILIGHT, INC., a Delaware
                                            Corporation


                                            By:  /s/  J.T. Lin
                                               -------------------------------
                                                      J.T. Lin
                                                      President & CEO